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                                                                 EXHIBIT 10.14



No. of Shares of                                                   Warrant No. 1
Common Stock:

10,000 shares



                                    WARRANT
                          to Purchase Common Stock of

                  COOPERATIVE COMPUTING HOLDING COMPANY, INC.


     THIS CERTIFIES that, for value received, A. Laurence Jones or his registered permitted assigns (the "Warrantholder") is entitled at any time during the Exercise Period (as hereinafter defined) to subscribe for and purchase from Cooperative Computing Holding Company, Inc., a Texas corporation (the "Company"), in whole or in part, an aggregate of 10,000 shares of Common Stock, par value $0.01 per share ("Common Stock"), of the Company (subject to adjustment as provided herein) at a purchase price (the "Warrant Price") of $10.00 per share of Common Stock (subject to adjustment as provided herein) upon the terms and subject to the conditions set forth in this Warrant and in the Stockholders Agreement (as hereinafter defined).

     Section 1. Exercise Period. The "Exercise Period" of this Warrant is the period from September 10, 1997 (the "Issuance Date") until 5:00 p.m., Dallas, Texas time on September 10, 2004. This Warrant will terminate automatically and immediately upon the expiration of the Exercise Period.

     Section 2. Exercise of Warrant. Subject to compliance with Sections 5 and 6 hereof, this Warrant may be exercised by the Warrantholder, in whole or in part (but not as to a fractional share of Common Stock), at any time during the Exercise Period, by surrendering this Warrant (properly endorsed) to the Company and by executing and delivering to the Company a Subscription Form in the form attached hereto as Exhibit A, together with payment of the Warrant Price, in cash or by certified or official bank check payable to the Company, for each share of Common Stock being purchased hereunder. Upon compliance with the foregoing by the Warrantholder, the Company will deliver to the Warrantholder within 5 business days a certificate or certificates representing the aggregate number of shares of Common Stock so purchased, registered in the name of the Warrantholder. With respect to any exercise of this Warrant, the Warrantholder will for all purposes be deemed to have become the holder of record of the number of shares of Common Stock purchased hereunder as of the close of business on the date the Subscription Form, this Warrant, and payment of the Warrant Price is received by the Company from the Warrantholder, irrespective of the date of delivery of the certificate or certificates evidencing such shares to the Warrantholder, except that, if the date of such receipt is a date on which the stock transfer books of the Company are closed, such person will be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

     If this Warrant is exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing the shares of Common Stock issuable upon such exercise (unless this Warrant shall have then expired), issue and deliver to the Warrantholder a new Warrant in the name of the Warrantholder evidencing the rights of the Warrantholder to acquire the aggregate number of shares of Common Stock for which this Warrant shall not have been exercised, and this Warrant shall be cancelled. The




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Company shall not issue fractional shares of Common Stock upon any exercise of this Warrant and, in lieu of any fractional shares of Common Stock that otherwise would be issuable upon any exercise of this Warrant, the Company shall, at the time of exercise of this Warrant in accordance with Section 3 hereof, deliver to the Warrantholder an amount in cash equal to the then fair market value (as determined in good faith by the Board of Directors of the Company) of such fractional shares.

     Section 3. Adjustments to Warrant Price and Shares.

     (a) Adjustment to Warrant Price. If the Company shall at any time before the exercise of this Warrant (1) declare a distribution or declare a dividend on the Common Stock in shares of Common Stock, (2) subdivide the outstanding shares of Common Stock into a greater number of shares, or (3) combine the outstanding shares of Common Stock into a smaller number of shares, then the Warrant Price in effect immediately before such action shall be adjusted to a price obtained by multiplying such Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such action and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such action.
Any adjustment pursuant to this Section 3(a) shall become effective immediately after the effective date of such action.

     (b) Adjustment to Shares.

        (1) Upon each adjustment of the Warrant Price pursuant to Section 3(a) hereof, the number of shares of Common Stock purchasable upon exercise of this Warrant following the effectiveness of such adjustment shall be adjusted to the number of shares of Common Stock obtained by (i) multiplying the number of shares of Common Stock purchasable immediately before such adjustment upon the exercise of the Warrant by the Warrant Price in effect immediately before such adjustment and (ii) dividing the product so obtained by the Warrant Price in effect immediately after such adjustment of the Warrant Price.

        (2) Upon any capital reorganization of the Company or any reclassification or recapitalization of the Common Stock (other than a change in par value or as a result of a subdivision or combination), or if the Company merges or consolidates into or with another corporation or entity or if another corporation or entity merges into or with the Company (excluding a merger or consolidation in which the Company is the surviving or continuing corporation and which does not result in any reclassification, conversion, exchange, or cancellation of the outstanding shares of Common Stock) (any such event being referred to herein as a "Reorganization Transaction"), then, as a condition of the consummation of the Reorganization Transaction, the Company or the other entity surviving the Reorganization Transaction, as the case may be, shall make lawful and adequate provision so that the holder of the Warrant, upon the exercise thereof at any time on or after the consummation of the Reorganization Transaction, shall be entitled to receive (without the payment of any additional consideration) the kind and number of shares of Common Stock or other securities or other property that the Warrantholder would have owned or have been entitled to receive as a result of the Reorganization Transaction if such Warrantholder had exercised this Warrant immediately before the effective time of the Reorganization Transaction.

        (3) In case the Company shall issue (without the payment of any consideration) to all holders of outstanding Common Stock rights, options, or warrants to subscribe for or purchase shares of Common stock or securities convertible into or exchangeable for Common Stock, then the Company shall also distribute such rights,




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options, warrants, or securities to the Warrantholder as if this Warrant had been exercised immediately prior to the record date for such distribution.

        (4) In case a record date is established for making of a distribution to holders of shares of Common Stock of cash, evidences of indebtedness, securities or other property or assets other than those referred to in Section 3(a)(1), (2), or (3) hereof and other than in connection with the total liquidation, dissolution or winding-up of the Company, then the Company shall distribute to, or set aside for distribution to, the Warrantholder the amount of cash, evidences of indebtedness, securities or other property or assets to which the Warrantholder would have been entitled as a holder of Common Stock if such holder had exercised this Warrant immediately prior to the record date for such distribution.

        (5) Except as otherwise provided herein, if the Company shall consolidate or merge with another corporation, and the Company is the surviving corporation, then the Warrantholder shall have the right to receive upon exercise of this Warrant such number of shares of Common Stock and other property which the Warrantholder would have been entitled to receive upon or as a result of such consolidation or merger had this Warrant been exercised immediately prior to such event.

     Section 4. Common Stock to be Issued; Reservation of Shares. The Company shall at all times reserve and keep available out of the aggregate of its authorized but unissued Common Stock, for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon exercise of this Warrant, through the close of business on the Expiration Date, the number of shares of Common Stock deliverable upon the exercise of this Warrant. The Company represents and warrants that all shares of Common Stock issued upon exercise of this Warrant will, upon issuance in accordance with the terms of this Warrant, be duly and validly issued and fully paid and nonassessable.

     Section 5. Requirements of Law. The Company shall not be required to transfer this Warrant or to sell or issue shares of Common Stock under this Warrant, or to transfer shares of Common Stock issued upon exercise of this Warrant, if such transfer, sale, or issuance would constitute a violation by the Warrantholder or the Company of any provisions of any law or regulation of any governmental authority, including the Act. In particular, the Warrantholder agrees that it shall not, and the Company shall not be required to, issue shares of Common Stock under this Warrant or transfer this Warrant or the shares of Common Stock issued upon the exercise hereof unless the Company has received evidence satisfactory to it, which may include an opinion of counsel reasonably satisfactory to the Company, to the effect that such proposed issuance or transfer may be effected without registration under the Act or state securities laws. The shares of Common Stock issued upon the exercise hereof may have imprinted the following legend or any other legend which the Company considers necessary or advisable to comply with the Act:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SHARES OF COMMON STOCK MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO
     (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SHARES WHICH IS EFFECTIVE UNDER SUCH ACT, (II) RULE 144 UNDER SUCH ACT, OR (III) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT."




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     Section 6. Stockholders Agreement.  Concurrently herewith, the
Warrantholder has become a party to that certain Stockholders Agreement, dated as of February 27, 1997, among the Company, Hicks, Muse, Tate & Furst Equity Fund III, L.P., HM3 Coinvestors, L.P., Glenn E. Staats and Preston W. Staats, Jr. (the "Stockholders Agreement"), pursuant to which the Warrantholder has agreed to be bound by and is entitled to certain agreements, obligations, and rights in respect of this Warrant and the shares of Common Stock issuable hereunder. A copy of the Stockholders Agreement has been delivered to the Warrantholder concurrently herewith. The shares of Common Stock issued upon the exercise hereof may have imprinted the following legend or any other legend which the Company considers necessary or advisable with respect to the enforcement of the terms and conditions of the Stockholders Agreement:

     "THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER, VOTING AND OTHER TERMS AND CONDITIONS SET FORTH IN THE STOCKHOLDERS
     AGREEMENT, DATED AS OF FEBRUARY 27, 1997, A COPY OF WHICH MAY BE OBTAINED FROM COOPERATIVE COMPUTING HOLDING COMPANY, INC. AT ITS PRINCIPAL EXECUTIVE OFFICES."

     Section 7. No Stockholder Rights or Liabilities. Except as otherwise provided herein, this Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Warrantholder to purchase shares of Common Stock pursuant to the exercise of this Warrant, and no mere enumeration herein of the rights or privileges of the Warrantholder will give rise to any liability of such Warrantholder for the Warrant Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     Section 8. Lost, Stolen, Mutilated, or Destroyed Warrant. If this Warrant is lost, stolen, mutilated, destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which will, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant will constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant is at any time enforceable by anyone. The provisions of this Section 8 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen, or destroyed Warrants.

     Section 9. Notices to Warrantholder. Upon any adjustment to the Warrant Price or the number of shares of Common Stock purchasable upon exercise of this Warrant pursuant to Section 3 hereof, the Company shall promptly cause to be sent to the Warrantholder by first class mail, postage prepaid, a certificate signed by the Chief Financial Officer of the Company setting forth the Warrant Price and the number of shares of Common Stock purchasable upon exercise of this Warrant after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based. Where appropriate, such certificate shall be given in advance of the effective date of such adjustment, and included as a party of the notice required to be mailed under the other provisions of this Section.

     In the event that at any time after the date hereof there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Company shall give to the Warrantholder, at least 20 calendar days prior to the date set for definitive action, by certified or registered mail, postage prepaid, a written notice stating the date on




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which any such dissolution, liquidation, or winding up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such dissolution, liquidation or winding up. The failure to give the notice required by this Section or any defect therein shall not affect the legality or validity of any dissolution, liquidation or winding up or the vote upon any such action.

     In case the Company shall propose (a) to pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, or (b) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of Common Stock), or
(c) to effect any capital reorganization, or (d) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all its property, assets or business, then in each such case, the Company shall give to the Warrantholder, in accordance with Section 10 hereof, a notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, distribution or rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer or disposition is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock, after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by clause (a) above at least 20 days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

     The Company shall deliver to the Warrantholder, at the same time and in the same manner as the stockholders of the Company, all communications sent generally to the stockholders of the Company by the Company.

     Section 10. Notices. Unless otherwise provided herein, all notices, requests, and other communications required or permitted to be given or delivered hereunder will be in writing, and will be deemed to have been duly given or delivered if delivered or sent by certified or registered mail, postage prepaid to the following addresses:

        (a) If to the Warrantholder, at the address reflected in the Company's Warrant register and transfer records, or such other address as the Warrantholder may designate by written notice to the Company.

        (b) If to the Company, at 6207 Bee Cave Road, Austin, Texas, 78746,
Attention: Matthew Hale, or at such other address as the Company may designate by written notice to the Warrantholder.

     If a notice, demand, or delivery is delivered or mailed in the manner provided above within the time provided, it shall be deemed to be duly given, whether or not the addressee receives it.

     Section 11. Transfer, Division and Combination

        (a) Transfer. Subject to Sections 5 and 6 hereof, any transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant




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substantially in the form of Exhibit B hereto duly executed by the
Warrantholder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue and deliver to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new warrantholder for the purchase of shares of Common Stock without having a new Warrant issued.

        (b) Division and Combination. Subject to Sections 5 and 6 hereof, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Warrantholder or its agents or attorney. Subject to compliance with Sections 5 and 6 hereof, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

        (c) Expenses. The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this
Section 11.

        (d) Maintenance of Books. The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

     Section 12. Compliance with Governmental Requirements. The Company will take from time to time any corporate action that shall, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon exercise of this Warrant, including, but not limited to, making all necessary allocations of surplus to the capital account of the Company in respect of the shares of Common Stock that are issuable upon exercise of this Warrant.

     Section 13. Payment of Taxes. The Company shall pay all taxes (other than any income taxes) and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issuance or delivery thereof or of other securities deliverable upon exercise of this Warrant. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate or certificates for shares of Common Stock or other securities issuable upon exercise of this Warrant, and in the case of such transfer or payment, the Company shall not be required to issue or deliver any stock certificate or a new Warrant until such tax or charge has been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

     Section 14. Headings. The headings of the Sections of this Warrant are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the construction thereof.

     Section 15. Governing Law. This Warrant will be governed by and construed and enforced in accordance with the laws of the State of Texas (without regard to the principles of conflicts of law embodied therein) applicable to contracts executed and performable in such state.




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     Section 16. Severability.  If any provision of this Warrant is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable, this Warrant shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Warrant, and the remaining provisions of this Warrant shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance of this Warrant.

     Section 17. Binding Effect. This Warrant will be binding upon and inure to the benefit of the parties hereto and their respective heirs, beneficiaries, personal representatives, successors, and permitted assigns.

     Section 18. Gender, etc. Unless the context of this Warrant otherwise requires, words of any gender will be deemed to include each other gender and words using the singular or plural number will also include the plural or singular number, respectively.

        IN WITNESS WHEREOF, the Company has executed this Warrant on and as of the 10th day of September, 1997.

                                 COOPERATIVE COMPUTING HOLDING COMPANY, INC.



                                 By: /s/ MATTHEW HALE
                                     ----------------------------
                                         Matthew Hale
                                         Chief Financial Officer